FIFTH SUPPLEMENTAL INDENTURE


         FIFTH SUPPLEMENTAL INDENTURE, dated as of December 29, 1999 (the "Fifth Supplemental Indenture") among ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation (the "Company"), having its principal place of business at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and each of the guarantors signatory hereto (the "Guarantors") and U.S. Bank Trust National Association, as trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Company, Allied Waste Industries, Inc., the sole stockholder of the Company ("Allied"), and the subsidiary guarantors party thereto and the Trustee executed and delivered an Indenture, dated as of December 23, 1998 (the "Indenture"), to provide for the issuance by the Company from time to time of debt securities evidencing its unsecured indebtedness (the "Securities");

         WHEREAS, pursuant to resolutions adopted by the Board of Directors of the Company, the Company issued (i) $300,000,000 aggregate principal amount of its 73/8% Senior Notes due 2004 (the "Five-Year Notes") pursuant to a First Supplemental Indenture, dated as of December 23, 1998, (ii) $600,000,000 aggregate principal amount of its 75/8% Senior Notes due 2006 (the "Seven-Year Notes") pursuant to a Second Supplemental Indenture, dated as of December 23, 1998, and (iii) $875,000,000 aggregate principal amount of its 77/8% Senior Notes due 2009 (the "Ten-Year Notes" and, together with the Five-Year Notes and the Seven-Year Notes, the "Notes") pursuant to a Third Supplemental Indenture, dated as of December 23, 1998 (the Indenture, as supplemented by the related Supplemental Indenture for the applicable series of Notes, the "Indenture Series");

         WHEREAS, subsequent to the issuance of the Securities, the Company has acquired certain other Restricted Subsidiaries identified on Schedule A hereto, which are required to guarantee the Company's obligations under the Securities and the Indenture Series in accordance with the terms of the Securities and the Indenture Series;

         WHEREAS, each of the Restricted Subsidiaries identified on Schedules A hereto (the "Subsidiary Guarantors") has duly authorized the execution and delivery of this Fifth Supplemental Indenture to provide for the Guarantees (as defined in the Indenture Series);

         WHEREAS, pursuant to resolutions adopted by the Board of Directors, partners or members, as the case may be, of each of the Subsidiary Guarantors, each of the Subsidiary Guarantors has duly authorized the guarantee of the Company's obligations under the Securities and the Indenture Series;

         NOW THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or any series thereof, as follows:

                                   ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 101.      Definitions.
                           -----------

         All capitalized terms used herein without definition shall have the meanings specified in the Indenture.

         SECTION 102.      Provisions of General Application.
                           ---------------------------------

         All rules of construction and other provisions of general application set forth in Article One of the Indenture are hereby incorporated herein by reference.

         SECTION 103.      Effectiveness.
                           -------------

         This Fifth Supplemental Indenture shall become effective upon the effectiveness of the Merger without any further action by the parties hereto.

                                   ARTICLE TWO
                                    GUARANTEE

         SECTION 201.      Senior Guarantee.
                           ----------------

         Each of Allied and the Subsidiary Guarantors hereby jointly and severally unconditionally guarantees on a senior basis for the benefit of each Holder of a Security that has been authenticated and delivered by the Trustee, and for the benefit of the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at its Stated Maturity or following acceleration, call for redemption, purchase or otherwise, in each case in accordance with the terms and conditions of such Security, this Fifth Supplemental Indenture and the Indenture Series. Each of the Subsidiary Guarantors shall be from the effective date of this Fifth Supplemental Indenture a "Subsidiary Guarantor" within the meaning and for all purposes of the Indenture. In addition, Allied hereby guarantees to the extent set forth in the Senior Guarantee endorsed upon each Security for the benefit of the Holder thereof, the obligations of each Subsidiary Guarantor thereunder.

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                                  ARTICLE THREE
              PARTICULAR REPRESENTATIONS, WARRANTIES AND COVENANTS
                        OF THE COMPANY AND THE GUARANTORS

         SECTION 301.      Authority of the Company.
                           ------------------------

         The Company represents and warrants that it is duly authorized under the laws of the State of Delaware and all other applicable laws to execute, deliver and perform this Fifth Supplemental Indenture, and all corporate action on its part required for the execution, delivery and performance of this Fifth Supplemental Indenture by the Company has been duly and effectively taken.

         SECTION 302.      Authority of the Guarantors.
                           ---------------------------

         Each Guarantor represents and warrants that it is duly authorized under the laws of the jurisdiction of its incorporation/organization and all other applicable laws to execute, deliver and perform this Fifth Supplemental
Indenture, and all corporate or other action on its part required for the execution, delivery and performance of this Fifth Supplemental Indenture by such Guarantor has been duly and effectively taken.

         SECTION 303.      Truth of Recitals and Statements of the Company.
                           -----------------------------------------------

         The Company represents and warrants that the recitals of fact and statements contained in this Fifth Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by the Company in connection herewith will be true and correct in all material respects.

         SECTION 304.      Truth of Recitals and Statements of the Guarantors.
                           --------------------------------------------------

         Each Guarantor represents and warrants that the recitals of fact and statements contained in this Fifth Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by such Guarantor in connection herewith will be true and correct in all material respects.

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                                  ARTICLE FOUR
                             CONCERNING THE TRUSTEE

         SECTION 401.      Acceptance of Trusts.
                           --------------------

         The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture Series and in this Fifth Supplemental Indenture, to all of which the Company and the Guarantors agree and the Holders of Securities at any time outstanding by their acceptance thereof agree.

         SECTION 402.      No Responsibility of the Trustee for Recitals, etc.
                           ---------------------------------------------------

         The recitals and statements contained in this Fifth Supplemental Indenture shall be taken as the recitals and statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.

                                  ARTICLE FIVE
                            MISCELLANEOUS PROVISIONS

         SECTION 501.      Binding Agreement; Assignments.
                           ------------------------------

         Whenever in this Fifth Supplemental Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Guarantor that are contained in this Fifth Supplemental Indenture shall bind and inure to the benefit of each party hereto and their respective successors and assigns.

         SECTION 502.      Relation to Indenture.
                           ---------------------

         The provisions of this Fifth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Fifth Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Indenture and each and every term and condition contained in the Indenture shall apply to this Fifth Supplemental Indenture with the same force and effect as if the same were set forth in full in this Fifth Supplemental Indenture, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition consistent with this Fifth Supplemental Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this Fifth Supplemental Indenture and the Indenture and this Fifth Supplemental Indenture shall be read, taken and construed together as one instrument.

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

         SECTION 503.      Counterparts.
                           ------------

         This  Fifth   Supplemental   Indenture   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.



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



         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                 ALLIED WASTE NORTH AMERICA, INC.


                By:     /s/ G. THOMAS ROCHFORD, JR.
                     --------------------------------
                     Name:  G. Thomas Rochford, Jr.
                     Title: Treasurer


                 ALLIED WASTE INDUSTRIES, INC.

                 for purposes of Article 2 and as Guarantor of the Securities and as Guarantor of the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees


                By:     /s/ G. THOMAS ROCHFORD, JR.
                     --------------------------------
                     Name:  G. Thomas Rochford, Jr.
                     Title: Treasurer




                Each of the Subsidiary Guarantors Listed on Schedule A hereto, as Guarantors of the Securities


                By:     /s/ G. THOMAS ROCHFORD, JR.
                     --------------------------------
                     Name:  G. Thomas Rochford, Jr.
                     Title: Treasurer


                U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee


                By:     /s/ RICHARD H. PROKOSCH
                     --------------------------------
                     Name: Richard H. Prokosch
                     Title: Assistant Vice President




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                                   SCHEDULE A

Name of Subsidiary Guarantor                       State of Organization
----------------------------                       ---------------------
Allied Waste Sycamore Landfill, LLC                Delaware
Beattie's Rubbish Disposal, Inc.                   Massachusetts
BFI Ref-Fuel, Inc.                                 Delaware
Blue Ridge Landfill General Partnership            Kentucky
Browning-Ferris Industries of Milwaukee, Inc       Wisconsin
Brundidge Landfill, LLC                            Delaware
Chilton Landfill, LLC                              Delaware
Cocopah Landfill, Inc.                             Delaware
Copper Mountain Landfill, Inc.                     Delaware
Courtney Ridge Landfill, LLC                       Delaware
Defeo Enterprises, Inc.                            Connecticut
Draw Enterprises Real Estate, L.P.                 Illinois
F.P. McNamara Rubbish Removal, Inc.                Massachusetts
Forest View Landfill, LLC                          Delaware
Giordano Recycling Corp.                           New Jersey
Green Valley Landfill General Partnership          Kentucky
Houston Towers TX, LP                              Delaware
Imperial Landfill, Inc.                            California
Metro Enviro Transfer, LLC                         Delaware
Moorhead Landfill General Partnership              Kentucky
New York Waste Services, Inc.                      New York
Northwest Waste Industries, Inc.                   Washington
Piedmont Trash Services, Inc.                      Virginia
PM Recycling, Inc.                                 Connecticut
Rabanco Companies                                  Washingtion
Regional Disposal Company                          Washington
Recycle Seattle II                                 Washington
Royal Oaks Landfill TX, LP                         Delaware
Saline County Landfill, Inc.                       Illinois
Sangamon Valley Landfill Inc.                      Delaware
Seattle Disposal Company Inc.                      Washington
Taylor Ridge Landfill, Inc.                        Delaware
Tennessee Union County Landfill, Inc.              Delaware
U.S. Disposal II                                   Washington



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